Exhibit 10.11

FIRST AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING AND 401(K) PLAN

(As Amended and Restated Effective January 1, 2001)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing and 401(k) Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previosly amended, is hereby amended, in the following particulars:

1. By deleting the word “and” before clause (ii) in the last sentence of Section 4.02 of the Plan, and adding the following immediately after clause (ii) thereof, effective as of April 1, 2002:

“and (iii) not include any commissions any Participant receives from Celaris Group, Inc. or any successor.”

2. By adding the following paragraph (e) to Section 6.04 of the Plan, immediately after paragraph (d) thereof, effective as of March 15, 2001:

“(e) If a Participant elects to receive his or her benefits in the form of a lump sum payment and his or her vested account balance in the Company Stock Fund is $5,000 or more, the Participant may elect to receive such balance in Company Stock.”

*        *        *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 8th day of May 2002.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:
Its: